================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT: SEPTEMBER 19, 1997

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

               0-12771                              95-3630868
       (COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER IDENTIFICATION NO.)

                  10260 CAMPUS POINT DRIVE, SAN DIEGO, CA 92121
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (619) 546-6000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

================================================================================

                                    FORM 8-K

ITEM 5.  OTHER EVENTS.

         As previously reported, on November 20, 1996, Registrant entered into a definitive acquisition agreement to purchase Bell Communications Research, Inc. ("Bellcore"), a global provider of communications software, engineering and consulting services. Pursuant to Rule 3-05 of Regulation S-X, filed herewith are audited financial statements of Bellcore for the three year period ended December 31, 1996 and unaudited financial statements for the interim period ended June 30, 1997. Further, pursuant to Rule 11-01 of Regulation S-X, filed herewith are pro forma financial information reflecting the probable acquisition of Bellcore.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) The following consolidated financial statements of Bellcore are filed as part of this report:


                                                                                        PAGE
                                                                                        ----
         Report of Independent Accountants.  Incorporated by reference to
         Item 7(a) of Registrant's Current Report on Form 8-K dated July 11,
         1997.                                                                           -

         Consolidated Statements of Operations and Retained Earnings (Deficit)
         for the years ended December 31, 1996, 1995 and 1994. Incorporated by reference to Item 7(a) of Registrant's Current Report
         on Form 8-K dated July 11, 1997.                                                -

         Consolidated Balance Sheets as of December 31, 1996 and 1995.
         Incorporated by reference to Item 7(a) of Registrant's Current Report
         on Form 8-K dated July 11, 1997.                                                -

         Consolidated Statements of Cash Flows for the years ended
         December 31, 1996, 1995 and 1994.  Incorporated by reference to
         Item 7(a) of Registrant's Current Report on Form 8-K dated July 11,
         1997.                                                                           -

         Notes to Consolidated Financial Statements, December 31, 1996,
         1995 and 1994.  Incorporated by reference to Item 7(a) of
         Registrant's Current Report on Form 8-K dated July 11, 1997.                    -

         Unaudited Consolidated Statements of Operations and Retained
         Earnings (Deficit) for the six months ended June 30, 1997 and 1996              F-1

         Unaudited Consolidated Balance Sheets as of June 30, 1997 and
         December 31, 1996                                                               F-2

         Unaudited Consolidated Statements of Cash Flows for the six months
         ended June 30, 1997 and 1996                                                    F-3

         Notes to Consolidated Financial Statements, June 30, 1997 and 1996              F-4


         (b) The following pro forma condensed consolidated financial statements give effect to the probable acquisition of Bellcore by the Company and are filed with this report:


                                                                                        PAGE
                                                                                        ----
         Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
         July 31, 1997                                                                   F-8

         Unaudited Pro Forma Condensed Consolidated Statement of Income:
                  Fiscal year ended January 31, 1997                                     F-9
                  Six months ended July 31, 1997                                         F-10

         Notes to Unaudited Pro Forma Condensed Consolidated Financial
         Statements                                                                      F-11

                            BELLCORE AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

-------------------------------------------------------------------------------------------------------------------
                                                      FOR THE THREE MONTHS ENDED         FOR THE SIX MONTHS ENDED
                                                               JUNE 30,                          JUNE 30,
                                                     ----------------------------      ----------------------------
(Unaudited, Dollars in thousands)                       1997             1996             1997             1996
-------------------------------------------------------------------------------------------------------------------
REVENUES

Bell Operating Companies                             $   184,708      $   201,764      $   349,448      $   384,437
Third Party                                               69,451           48,492          140,258          104,964
-------------------------------------------------------------------------------------------------------------------
       Total Revenues                                    254,159          250,256          489,706          489,401
-------------------------------------------------------------------------------------------------------------------
Cost of Revenues                                         174,490          185,802          344,451          365,420
-------------------------------------------------------------------------------------------------------------------
       Gross Profit                                       79,669           64,454          145,255          123,981
-------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES

Research & Investment                                     18,037           10,893           27,499           19,455
Marketing & Sales                                         36,616           34,198           70,312           62,461
General & Administrative                                  26,424           28,779           44,745           61,631
-------------------------------------------------------------------------------------------------------------------
       Total Operating Expenses                           81,077           73,870          142,556          143,547
-------------------------------------------------------------------------------------------------------------------
       Operating Income (Loss)                            (1,408)          (9,416)           2,699          (19,566)
-------------------------------------------------------------------------------------------------------------------
Interest                                                   1,287            1,765            3,455            3,630
Other Expense/(Income)                                     2,975              847            2,108             (734)
-------------------------------------------------------------------------------------------------------------------
       Income/(Loss) Before Income Taxes                  (5,670)         (12,028)          (2,864)         (22,462)
-------------------------------------------------------------------------------------------------------------------
Provision/(Benefit) for Income Taxes                      (5,831)          (6,470)          (4,678)          (9,933)
-------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                    $       161      $    (5,558)     $     1,814      $   (12,529)
-------------------------------------------------------------------------------------------------------------------
RETAINED EARNINGS

Retained earnings (deficit), beginning of period         (52,240)         (48,644)         (53,893)         (41,673)
Net income (loss)                                            161           (5,558)           1,814          (12,529)
Amount transferred from Additional Paid In
Capital/Common Stock                                       5,856            5,653            5,856           11,614
Dividends paid                                            (5,856)          (5,653)          (5,856)         (11,614)
-------------------------------------------------------------------------------------------------------------------
RETAINED DEFICIT,  END OF PERIOD                     $   (52,079)     $   (54,202)     $   (52,079)     $   (54,202)
-------------------------------------------------------------------------------------------------------------------

The accompanying Notes are an integral part of the financial statements.
-------------------------------------------------------------------------------------------------------------------

                            BELLCORE AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

----------------------------------------------------------------------------------------
                                                               JUNE 30,     DECEMBER 31,
Dollars in thousands                                             1997           1996
                                                             (UNAUDITED)
----------------------------------------------------------------------------------------
ASSETS

Current Assets

Cash and Cash Equivalents                                    $     74,969   $     53,504
Accounts Receivable:
       Bell Operating Companies                                   172,881        131,625
       Third Party, net of allowance                               78,148         84,284
Prepaid Expenses and Other                                         14,237          7,962
Deferred Income Taxes                                              12,147         19,791
----------------------------------------------------------------------------------------
       Total Current Assets                                       352,382        297,166
----------------------------------------------------------------------------------------
Property, Plant and Equipment                                     602,607        651,203
Less Accumulated Depreciation                                    (407,285)      (431,805)

----------------------------------------------------------------------------------------
       Net Property, Plant and Equipment                          195,322        219,398
----------------------------------------------------------------------------------------
Deferred Charges and Other Assets                                  29,066         25,811
Noncurrent Deferred Income Taxes                                   32,359         24,351
Income Taxes Receivable                                            37,126         43,933
----------------------------------------------------------------------------------------
TOTAL ASSETS                                                 $    646,255   $    610,659
----------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Short-Term Borrowings                                        $     57,100   $     89,000
Accounts Payable                                                   13,011         21,842
Accrued Liabilities:
       Wages and Salaries                                          31,015         52,155
       Benefits                                                    35,323         30,867
       Bell Operating Companies                                    81,549         59,718
       Other Accrued Liabilities                                  147,168         82,489
Current Portion of Capital Lease Obligations                        3,910          6,504
----------------------------------------------------------------------------------------
       Total Current Liabilities                                  369,076        342,575
----------------------------------------------------------------------------------------
Long-Term Liabilities

Long-Term Capital Lease Obligations                                 1,154          2,968
Accrued Pension and Postretirement Benefits                       100,098         88,790
Other Noncurrent Liabilities                                       81,873         79,080
----------------------------------------------------------------------------------------
       Total Long-Term Liabilities                                183,125        170,838
----------------------------------------------------------------------------------------
Commitments and Contingent Liabilities (Note F)

Stockholders' Equity

Common Stock - Seven Shares Authorized Without Par Value          139,777        151,139
Unrealized Gain/Loss on Marketable Equity Securities                6,356           --
Retained Deficit                                                  (52,079)       (53,893)
----------------------------------------------------------------------------------------
       Total Stockholders' Equity                                  94,054         97,246
----------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $    646,255   $    610,659
----------------------------------------------------------------------------------------

The accompanying Notes are an integral part of the financial statements.
----------------------------------------------------------------------------------------

                            BELLCORE AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

-----------------------------------------------------------------------------------------------------
                                                                   FOR THE SIX MONTHS ENDED JUNE 30,
(Unaudited, Dollars in thousands)                                       1997                1996
-----------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net Income (Loss)                                                  $        1,814      $      (12,529)
Adjustments to Reconcile Net Income (Loss) to Net Cash
       Provided by Operating Activities

       Depreciation                                                        36,361              33,107
       Deferred Income Taxes                                                 (364)             (1,946)
       Provision for Doubtful Accounts                                      1,413                --
Decrease (Increase) in Assets:
       Accounts Receivable                                                (36,533)              9,212
       Prepaid Expenses and Other                                          (6,275)             (5,160)
       Deferred Charges and Other Assets                                    3,101               4,970
       Income Taxes Receivable                                              6,807                --
Increase (Decrease) in Liabilities:
       Accounts Payable and Accrued Liabilities                            60,995             (25,862)
       Accrued Pension and Postretirement Benefits                         11,308              11,006
       Other Noncurrent Liabilities                                         2,793             (10,678)
-----------------------------------------------------------------------------------------------------
       Net Cash Provided by Operating Activities                           81,420               2,120
-----------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of Property, Plant and Equipment                                 (13,862)            (15,678)
Proceeds from Disposals of Property, Plant and
       Equipment                                                            1,898               1,126
-----------------------------------------------------------------------------------------------------
       Net Cash Used in Investing Activities                              (11,964)            (14,552)
-----------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES

Increase in Short-Term Borrowings                                         (31,900)             45,600
Dividends Paid                                                            (11,362)            (11,614)
Principal Payments on Capital Lease Obligations                            (4,729)             (8,745)
-----------------------------------------------------------------------------------------------------
       Net Cash Provided by Financing Activities                          (47,991)             25,241
-----------------------------------------------------------------------------------------------------
Net Increase in Cash and Cash Equivalents                                  21,465              12,809
-----------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at Beginning of Period                           53,504              24,882
-----------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                         $       74,969      $       37,691
-----------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash Paid (Received) During the Period for:

       Interest                                                    $        2,342      $        3,379
       Income Taxes                                                $       (3,683)     $       11,760

Supplemental Schedule of Noncash Investing and
       Financing Activities

       Capital Lease Obligations Incurred for Use of Equipment     $          322      $        4,847
-----------------------------------------------------------------------------------------------------

The accompanying Notes are an integral part of the financial statements.
-----------------------------------------------------------------------------------------------------

                            BELLCORE AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


A)  Basis of Presentation

The accompanying financial information has been prepared in accordance with the instructions to Form 10-Q and therefore does not necessarily include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

In the opinion of management, the unaudited financial information for the six month periods ended June 30, 1997 and 1996 reflect all adjustments (which include only normal, recurring adjustments) necessary for a fair presentation thereof.


B)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

It is the Company's policy not to enter into derivative financial instruments for speculative purposes. The Company has entered into foreign currency forward contracts to protect against foreign currency exchange risks associated with certain firm and identifiable foreign currency commitments entered into in the ordinary course of business. At June 30, 1997, the Company had $16,474,600 of foreign currency forward exchange contracts in Australian dollars, with net unrealized gains of $774,370. These contracts were executed for terms of one year or less.


C)  SEGREGATED CASH

The Company provides toll-free services operations through one of its subsidiaries as the agent of the Bell Operating Companies. The Company has recorded cash collections in excess of costs incurred to provide toll-free services operations as a liability to the Bell Operating Companies. At June 30, 1997 the liability amounted to $83.1 million. As a result, $72.0 million of the reported cash and cash equivalents of $75.0 million is segregated from general corporate purposes and is maintained on behalf of the Bell Operating Companies.

                            BELLCORE AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

D)  SHORT-TERM BORROWINGS AND CREDIT AGREEMENTS

The Company has a $250.0 million, unsecured revolving credit loan agreement with five banks which allow borrowings on a revolving basis until June 2001. The agreements enable borrowings at various interest rates based on certificate of deposit, eurodollar, or interbank offshore borrowing rates. Annual facility fees are .09% of the total commitment during the revolving credit term. At June 30, 1997, there were no loans outstanding under the revolving credit agreement.


E)  INCOME TAXES

Income taxes for interim periods are computed using the estimated annual effective rate method.


F)  COMMITMENTS AND CONTINGENCIES

Bellcore is involved in various legal proceedings which are related to the conduct of its business. The Company has established a reserve which it believes is adequate and believes that the ultimate resolution of such pending litigation will not have a material adverse effect on the Company's results of operations or its financial position.


G)  SUBSEQUENT EVENT

On August 1, 1997, $56.5 million of the cash segregated from general corporate purposes and maintained on behalf of the Bell Operating Companies was sent to numerous toll-free service operators at the direction of the Bell Operating Companies.

ITEM 7 (B)        Pro Forma Financial Information


                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


         On November 20, 1996, Science Applications International Corporation ("SAIC" or "the Company") entered into a definitive acquisition agreement to acquire all of the outstanding common stock of Bell Communications Research, Inc. ("Bellcore"), a global provider of software development, engineering and consulting services, advanced research and development, technical training and other services to the telecommunications industry. Bellcore is currently owned by the Regional Bell Operating Companies and is primarily located in New Jersey. As of December 31, 1996, Bellcore had approximately 5,500 employees and annual revenues of approximately $1 billion. The acquisition is subject to certain conditions and contingencies, including regulatory approvals, and is expected to be consummated in the Company's third quarter ending October 31, 1997. As of the date of this filing, the Company has not consummated the acquisition and is awaiting certain regulatory approvals. Upon consummation of the acquisition, Bellcore will become a wholly-owned subsidiary of SAIC.

         Currently, Bellcore's fiscal year end is December 31. For purposes of the pro forma condensed consolidated financial statements, Bellcore's fiscal year ended December 31, 1996 and interim period ended June 30, 1997 have been included in the Company's January 31, 1997 and July 31, 1997 condensed consolidated financial statements, respectively.

         The following unaudited pro forma condensed consolidated financial statements give effect to the probable acquisition of Bellcore by the Company in a transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes. The pro forma adjustments are based on preliminary estimates of fair value. Actual adjustments will be based on final appraisals and other analyses of fair values.

         The unaudited pro forma condensed consolidated balance sheet is based on the individual balance sheets of Bellcore, appearing elsewhere in this form 8-K, and the Company, and have been prepared to reflect the acquisition by the Company of Bellcore as of July 31, 1997. The unaudited pro forma condensed consolidated statement of income combines the consolidated statement of income of SAIC and Bellcore for the year ended January 31, 1997 and the interim period ended July 31, 1997 as if the acquisition occurred on February 1, 1996.

         The unaudited pro forma condensed consolidated financial statements are based on assumptions the Company believes are reasonable, factually supportable and directly attributable to the acquisition. However, the actual impact of the Bellcore acquisition could differ materially from the unaudited pro forma condensed consolidated balance sheet and statements of income included herein. The purchase price allocation is preliminary and management anticipates that the final allocation could differ materially from that included in the unaudited pro forma condensed consolidated financial statements included herein. The final purchase price could differ in the allocation to property and equipment, land and buildings, and intangible assets and their corresponding amortization periods. The amortization periods could differ ranging from one to eight years for property and equipment, twenty to forty years for buildings, and three to ten years for intangible assets. In addition, the final purchase price could differ in the allocation to the pension plan asset and other postretirement benefit
(OPEB) liability and these differences could impact the final goodwill amount.

         The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements, including the notes thereto, of the Company in its Annual Report on Form 10-K/A for the year ended January 31, 1997 and of Bellcore incorporated by reference to item 7(a) of the Company's Current Report on Form 8-K dated July 11, 1997, and the unaudited consolidated financial statements, including notes thereto, of the Company in its Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1997 and of Bellcore contained in this filing on Form 8-K. These unaudited pro forma condensed consolidated financial statements are shown for illustrative purposes only and are not necessarily indicative of the results of operations or financial position of the consolidated company that might have occurred had the Bellcore acquisition been completed at the beginning of the periods specified, nor are they necessarily indicative of future operating results or financial position.

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                                                  JULY 31, 1997
                                                       -----------------------------------------------------------------
                                                          SAIC           BELLCORE         PRO FORMA           PRO FORMA
                                                                                         ADJUSTMENTS          COMBINED
                                                                                           (NOTE 1)
                                                       -----------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents ......................     $   181,217      $    74,969      $   355,286 (b)     $   136,409
                                                                                              (1,400)(b)
                                                                                            (473,663)(c)
  Restricted cash ................................          31,699                                                31,699
  Receivables ....................................         542,434          251,029                              793,463
  Inventories ....................................          16,378                                                16,378
  Prepaid expenses and other current assets ......          16,185           14,237           (5,100)(a)          25,322
  Deferred income taxes ..........................          49,375           12,147                               61,522
                                                       -----------      -----------      -----------         -----------
       Total current assets ......................         837,288          352,382         (124,877)          1,064,793

  Property and equipment .........................          90,442          148,210           25,000 (c)         263,652
  Land and buildings .............................         111,777           47,112           24,000 (c)         182,889
  Intangible assets ..............................          53,926                           322,441 (d)         376,367
  Other assets ...................................          54,507           98,551          195,000 (e)         373,458
                                                                                              24,000 (f)
                                                                                               1,400 (b)
                                                       -----------      -----------      -----------         -----------
                                                       $ 1,147,940      $   646,255      $   466,964         $ 2,261,159
                                                       ===========      ===========      ===========         ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities .......     $   309,492      $   241,728      $      --           $   551,220
  Accrued payroll and employee benefits ..........         170,308           66,338                              236,646
  Income taxes payable ...........................          21,579                                                21,579
  Notes payable and current portion of long-term
    liabilities ..................................           9,129           61,010          155,286 (b)         225,425
                                                       -----------      -----------      -----------         -----------
       Total current liabilities .................         510,508          369,076          155,286           1,034,870
                                                       -----------      -----------      -----------         -----------
  Long-term liabilities and minority interest ....          54,221          183,125          146,732 (g)         643,078
                                                                                              59,000 (f)
                                                                                             200,000 (b)
                                                       -----------      -----------      -----------         -----------
                                                                                             405,732
                                                                                         -----------
  Common stock ...................................             512          139,777         (139,777)(c)             512
  Additional paid-in capital .....................         363,602                                               363,602
  Retained earnings (deficit) ....................         228,558          (52,079)          52,079 (c)         228,558
  Other stockholders' equity .....................          (9,461)           6,356           (6,356)(c)          (9,461)
                                                       -----------      -----------      -----------         -----------
       Total stockholders' equity ................         583,211           94,054          (94,054)            583,211
                                                       -----------      -----------      -----------         -----------
                                                       $ 1,147,940      $   646,255      $   466,964         $ 2,261,159
                                                       ===========      ===========      ===========         ===========

                  See accompanying notes to Unaudited Pro Forma
                  Condensed Consolidated Financial Statements.

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)



                                                                             YEAR ENDED JANUARY 31, 1997
                                                         -----------------------------------------------------------------
                                                            SAIC           BELLCORE         PRO FORMA           PRO FORMA
                                                                                           ADJUSTMENTS          COMBINED
                                                         -----------------------------------------------------------------
Revenues ...........................................     $ 2,402,224      $ 1,009,851      $    (5,989)(h)     $ 3,406,086
Cost and expenses:
    Cost of revenues ...............................       2,092,254          727,953                            2,820,207
    Selling, general and administrative expenses ...         191,836          292,682           22,441 (i)         500,801
                                                                                                (5,518)(j)
                                                                                                  (640)(l)
    Other (income) expense, net ....................                           (1,111)                              (1,111)
    Interest expense ...............................           4,925            8,389           24,942 (k)          38,396
                                                                                                   140 (m)
                                                         -----------      -----------      -----------         -----------
                                                           2,289,015        1,027,913           41,365           3,358,293
Income (loss) before income taxes ..................         113,209          (18,062)         (47,354)             47,793
Provision for (benefit from) income taxes ..........          49,529           (5,842)         (10,349)(n)          33,338
                                                         -----------      -----------      -----------         -----------
Net income (loss) ..................................     $    63,680      $   (12,220)     $   (37,005)        $    14,455
                                                         ===========      ===========      ===========         ===========
Earnings per share .................................     $      1.23              N/A                          $       .28
                                                         ===========      ===========                          ===========
Average number of shares outstanding, including
common stock equivalents ...........................          52,309                                                52,309
                                                         ===========                                           ===========

                  See accompanying notes to Unaudited Pro Forma
                  Condensed Consolidated Financial Statements.

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)


                                                                          SIX MONTHS ENDED JULY 31, 1997
                                                         -----------------------------------------------------------------
                                                            SAIC           BELLCORE         PRO FORMA           PRO FORMA
                                                                                           ADJUSTMENTS          COMBINED
                                                         -----------------------------------------------------------------
Revenues ...........................................     $ 1,325,488      $   489,706      $    (2,994)(h)     $ 1,812,200
Cost and expenses:
    Cost of revenues ...............................       1,161,585          344,451                            1,506,036
    Selling, general and administrative expenses ...          99,920          142,556           11,221 (i)         251,253
                                                                                                (2,124)(j)
                                                                                                  (320)(l)
    Other (income) expense, net  and minority
       interest ....................................          (2,868)           2,108                                 (760)
    Interest expense ...............................           2,853            3,455           12,471 (k)          18,849
                                                                                                    70 (m)
                                                         -----------      -----------      -----------         -----------
                                                           1,261,490          492,570           21,318           1,775,378
Income (loss) before income taxes ..................          63,998           (2,864)         (24,312)             36,822
Provision for (benefit from) income taxes ..........          28,799           (4,678)          (5,432)(n)          18,689
                                                         -----------      -----------      -----------         -----------
Net income (loss) ..................................     $    35,199      $     1,814      $   (18,880)        $    18,133
                                                         ===========      ===========      ===========         ===========
Earnings per share .................................     $       .66      $       N/A                          $       .34
                                                         ===========      ===========                          ===========
Average number of shares outstanding, including
common stock equivalents ...........................          54,133                                                54,133
                                                         ===========                                           ===========

                  See accompanying notes to Unaudited Pro Forma
                  Condensed Consolidated Financial Statements.

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                          (DOLLAR AMOUNTS IN THOUSANDS)



     NOTE 1 - The unaudited pro forma condensed consolidated balance sheets and statements of income have been prepared to reflect the probable acquisition of Bellcore by the Company for an estimated aggregate price of $473,663. Pro forma adjustments are made to reflect:

(a)  Assets that will not be acquired by the Company.

(b) Issuance of debt to finance the acquisition of Bellcore and deferral of debt issuance costs. The debt consists of $200,000 in 7.6% long-term notes payable maturing in May 2007 and $155,286 of borrowings on revolving line of credit agreements, which expire in May 2002, with an interest rate of 6.3%.

(c) Purchase price allocation to record assets and liabilities at estimated fair value:

    Cash payment to Bellcore owners                               $ 463,563
    Deferred acquisition costs                                       10,100
                                                                  ---------
    Total purchase price                                            473,663
                                                                  ---------

    Elimination of book value of net assets acquired:
    Common stock                                                   (139,777)
    Accumulated deficit                                              52,079
    Other stockholders' equity                                       (6,356)
    Assets not acquired                                               5,100
                                                                  ---------
    Net equity                                                      (88,954)
                                                                  ---------
    Excess of purchase price over net book value                  $ 384,709
                                                                  =========

    Allocation of excess purchase price over net book value:
    Amount assigned to property and equipment                     $  25,000
    Amount assigned to land and buildings                            24,000
    Amount assigned to excess pension plan assets at fair
        value over the projected benefit obligation                 195,000
    Deferred tax assets - non current                                24,000
    Deferred tax liabilities - non current                         (146,732)
    Amount assigned to OPEB liabilities in excess of the fair
        value of plan assets                                        (59,000)
    Amount assigned to identifiable intangible assets               118,300
    Amount assigned to goodwill                                     204,141
                                                                  ---------
                                                                  $ 384,709
                                                                  =========

The purchase price allocation is based upon estimates from a valuation process that is still in its preliminary stages. Because the consummation of the acquisition is awaiting regulatory approvals, which are expected to be obtained during the Company's third quarter ending October 31, 1997, the final allocation of the purchase price upon closing could materially differ from these estimates.

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                          (DOLLAR AMOUNTS IN THOUSANDS)


(d) Identifiable intangible assets based upon estimates from a valuation process that is still in its preliminary stages and goodwill. Because the consummation of the acquisition is awaiting regulatory approvals, which are expected to be obtained during the third quarter ending October 31, 1997, the final allocation of the purchase price upon closing could materially differ from these estimates.

(e) Excess of the Bellcore pension plan assets at fair value over the projected benefit obligation. The Company is in the process of reviewing the actuarial assumptions and data relative to the Bellcore pension plan. The final allocation of the purchase price could materially differ from estimates based upon the review and final actuarial valuation and could impact the final goodwill amount.

(f) Estimate of Bellcore's postretirement benefit obligation in excess of the fair value of plan assets, including the related deferred tax asset. The Company is reviewing the actuarial data relative to the Bellcore postretirement benefit plans and based on the review, the final allocation of the purchase price could differ and impact the final goodwill amount.

(g) Deferred tax liabilities, in accordance with SFAS 109, related to the purchase price allocation (c) to property and equipment, land and buildings, pension plan (e) and purchased intangibles (d), other than goodwill.

(h) Elimination of interest income earned, calculated using an average rate of 5.0%, on cash balances which reflects the use of cash for the acquisition.

(i) Amortization of purchased intangibles on a straight-line basis over 3 to 10 years, and goodwill, on a straight-line basis over 15 years. The Company is in the early stages of compiling data and reviewing the preliminary assumptions related to the valuation of the excess of the purchase price over the estimated fair value of net intangible and tangible assets acquired. The final valuation and allocation of the purchase price upon the consummation of the acquisition could materially differ from the preliminary estimates.

(j) Elimination of amortization of unrecognized net transition obligation/assets, unrecognized prior service cost and unrecognized net gains included in the net periodic pension and postretirement benefits expense.

(k) Interest expense on $200,000 of long-term notes and $155,286 of short-term debt incurred in connection with the acquisition of Bellcore at an average effective interest rate of 6.9%.

(l) Depreciation of property and equipment based on the estimated purchase price allocation per the preliminary valuation.

(m) Amortization of deferred debt issuance costs on a straight-line basis over the term of the $200,000 long-term notes. Difference between amortization on a straight-line basis and using the net effective interest method of amortization is deemed immaterial.

(n) Income tax effects of pretax pro forma adjustments using the statutory rate in effect during the periods for which the pro forma condensed consolidated statements of income are presented.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



(Registrant)                           SCIENCE APPLICATIONS
                                       INTERNATIONAL CORPORATION



Date: September 19, 1997               By: /s/ W. A. Roper
                                          --------------------------------
                                          W. A. Roper
                                          Senior Vice President
                                          and Chief Financial Officer